Exhibit 4.2

OFFICE DEPOT, INC.

SUPPLEMENTAL INDENTURE NO. 3

6.250% Senior Notes due August 15, 2013

THIS SUPPLEMENTAL INDENTURE NO. 3, dated as of March 14, 2012 (this “Supplemental Indenture”), between OFFICE DEPOT, INC. (the “Company”) and U.S. BANK NATIONAL ASSOCIATION (as successor to SunTrust Bank), as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of August 11, 2003 (the “Indenture”), providing for the issuance of the Company’s 6.250% Senior Notes due August 15, 2013 (the “Securities”);

WHEREAS, in connection with the Company’s issuance of 9.75% Senior Secured Notes due 2019 on March 14, 2012 (the “New Notes”), as required by Section 3.6 of the Indenture, the Company will grant a lien, for the benefit of the holders of the Securities, on capital stock of principal subsidiaries and certain property constituting Principal Property under the Indenture (collectively, the “6.250% Notes Collateral”), which lien will be equal and ratable with the lien of the holders of the New Notes in such collateral, as more fully described in the Offering Memorandum dated March 12, 2012 with respect to the New Notes (the “Offering Memorandum”) and the Pledge Agreement dated as of March 14, 2012 among the Company, certain of its subsidiaries and the Trustee (the “Pledge Agreement”);

WHEREAS, Article Eight of the Indenture provides for various matters with respect to any Series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture;

WHEREAS, Section 8.1(a) of the Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to pledge to the Trustee as security for the Securities any property or assets without the consent of the holders of the Securities; and

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof’ and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof. All terms not defined herein shall have the meaning set forth in the Indenture.

2. Agreement to Provide Pledge. In connection with the issuance of the New Notes, the Company hereby agrees to provide a pledge of the 6.250% Notes Collateral to the Trustee for the benefit of the holders of the Securities, in accordance with the Offering Memorandum and the Pledge Agreement.

3. Ratification of Indenture; Supplemental Indentures Part of Indenture. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

4. Conflicts. In the event of a conflict with any term or provision in the Indenture, the term or provision in this Supplemental Indenture shall control.

5. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

6. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

OFFICE DEPOT, INC.

By:	/s/ Michael D. Newman
Name: Michael D. Newman
Title: Executive Vice President and Chief Financial Officer

[Signature Page to 6.250% Notes Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Jack Ellerin
Name: Jack Ellerin
Title: Vice President

[Signature Page to 6.250% Notes Supplemental Indenture]